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Exhibit 99.1

TREEHOUSE PARTNERS CORPORATION
(THE "CORPORATION")

AUDIT COMMITTEE CHARTER

  Purpose

        The Audit Committee is appointed by the Board of Directors of the Corporation, pursuant to authority delegated to it by the Board, to monitor (a) the integrity of the financial statements of the Corporation, (b) the independent auditor's qualifications and independence, (c) the performance of the Corporation's internal audit function and independent auditors, (d) the compliance by the Corporation with legal and regulatory requirements, and (e) to review and ensure compliance with the Sixth Article of the Corporation's Certificate of Incorporation.

        The Audit Committee shall prepare the report required by the Securities and Exchange Commission (the "Commission") to be included in the Corporation's annual proxy statement.

  Committee Membership and Function

        The Audit Committee of the Corporation shall at all times have at least three members and be composed solely of Independent Board Members. "Independent Board Members" are Corporation directors who are "independent directors" (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules) and meet the independence requirements of Section 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission, including the requirement that they not accept directly or indirectly any consulting, advisory, or other compensation from the Corporation (other than directors' fees received in his or her capacity as a member of the Audit Committee, Board of Directors or another committee of the Board). The Board of Directors shall designate the members of the Audit Committee. The Board of Directors shall have the power at any time to change the membership of the Audit Committee, to fill all vacancies, and to designate alternate members to replace any absent or disqualified members, so long as the Audit Committee shall at all times have at least three members and be composed solely of Independent Board Members. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall select its Chairman.

        As a matter of best practices, the Audit Committee will endeavor to have at least one of its members with the requisite qualifications to be designated by the Board of Directors as an "audit committee financial expert," as such term is defined by the Sarbanes-Oxley Act of 2002 and rules adopted thereunder from time to time ("Sarbanes-Oxley Act"). To that end, the Audit Committee shall consider at least annually whether one or more of its members qualifies to be designated by the Board as an "audit committee financial expert." The Audit Committee shall report the results of its deliberations to the Board of Directors for further action as appropriate, including, but not limited to, a determination by the Board of Directors that the Audit Committee membership includes or does not include one or more "audit committee financial experts" and any related disclosure to be made concerning this matter. If a vacancy exists due to the retirement or resignation of a member of the Audit Committee who has been designated as an "audit committee financial expert," the Board will, as a matter of best practices, endeavor to fill such vacancy with another "audit committee financial expert," as soon as reasonably practicable thereafter. The designation of a member of the Audit Committee as an "audit committee financial expert" will not increase the duties, obligations or liability of the designee as compared to the duties, obligations and liability imposed on the designee as a member of the Audit Committee and of the Board of Directors.

        Notwithstanding the foregoing, for so long as the Corporation's common stock is registered under the Exchange Act, (i) the Audit Committee shall at all times have at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and (ii) all members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

  Committee Authority and Responsibilities

        The function of the Audit Committee is oversight. Management(1) is primarily responsible for maintaining appropriate systems for accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent accountants are primarily responsible for planning and carrying out a proper audit of the Corporation's annual financial statements in accordance with generally accepted accounting standards. The independent accountants are accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation's shareholders. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Corporation's independent accountants (subject, if applicable, to shareholder ratification.)

(1)
For purposes of this Charter, the term "management" means the appropriate officers of the Corporation. Also, for purposes of this Charter, the phrase "internal accounting staff" means the appropriate officers and employees of the Corporation.

        In fulfilling their responsibilities thereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation or management and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or the responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards. Each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons within and outside the Corporation and management from which it receives information, (b) the accuracy of the financial and other information provided to the Audit Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (c) statements made by the officers and employees of the Corporation or other third parties as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Corporation. In carrying out its responsibilities, the Audit Committee's policies and procedures shall be adapted, as appropriate, to best react to a changing environment.

        The Audit Committee shall be given the resources and authority appropriate to discharge its responsibilities, including the authority to retain experts, independent counsel or consultants at the expense of the Corporation. The Audit Committee shall also be given the resources, as determined by the Audit Committee, for payment of (a) compensation to any registered independent public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and (b) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall review this Charter at least once annually and recommend any changes to this Charter that it deems appropriate to the full Board of Directors. The Audit Committee shall have such further responsibilities as are given to it from time to time by the Board of Directors. The Audit Committee shall consult, on an ongoing basis, with management, the independent accountants and counsel as to legal or regulatory developments affecting its responsibilities, as well as relevant tax, accounting and industry developments.

        Nothing in this Charter shall be interpreted as diminishing or derogating from the responsibilities of the Board of Directors.

        Pursuant to authority granted to it by the Board of Directors, the responsibilities of the Audit Committee are:

  Retention of Independent Accountants and Approval of Services

  1.
  To select or retain each year a firm or firms of independent accountants to audit the accounts and records of the Corporation, to approve the terms of compensation of such independent accountants (including negotiating and executing on behalf of the Corporation engagement letters) and to terminate such independent accountants as it deems appropriate.

  2.
  To pre-approve any independent accountants' engagement to render audit and/or permissible non-audit services (including the fees charged and proposed to be charged by the independent accountants), subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Exchange Act, and as otherwise required by law.

  3.
  The Audit Committee may delegate its pre-approval responsibilities to one or more of its members. The member(s) to whom such responsibility is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

  Oversight of the Corporation's Relationship with the Independent Accountants

  4.
  To obtain and review a report from the independent accountants at least annually regarding:

  (a)
  the independent accountants' internal quality-control procedures;

  (b)
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

  (c)
  any steps taken to deal with any such issues; and

  (d)
  all relationships between the independent accountants and the Corporation.

  5.
  To evaluate the qualifications, performance and independence of the independent accountants, including the following:

  (a)
  evaluating the performance of the lead partner, and the quality and depth of the professional staff assigned to the Corporation;

  (b)
  considering whether the accountant's quality controls are adequate;

  (c)
  considering whether the provision of permitted non-audit services is compatible with maintaining the accountant's independence; and

  (d)
  taking into account the opinions of management and the internal accounting staff.

    The Audit Committee shall present its conclusions with respect to the independent accountants to the Board.

  6.
  To ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. To consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.

  7.
  To recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Corporation.

  8.
  To discuss with the national office of the independent accountants issues on which they were consulted by the Corporation's audit team and matters of audit quality and consistency.

  9.
  To consider the effect on the Corporation of:

  (a)
  any changes in accounting principles or practices proposed by management or the independent accountants;

  (b)
  any changes in service providers, such as the Corporation's accountants, that could impact the Corporation's internal controls; and

  (c)
  any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities or resources.

  10.
  To review a presentation by the independent accountants with respect to the Corporation's qualification under Subchapter M of the Internal Revenue Code and amounts distributed and reported to shareholders for Federal tax purposes.

  11.
  To annually review a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation, consistent with applicable standards of the Independence Standards Board, and discussing with the independent accountants their methods and procedures for insuring independence.

  12.
  To evaluate the cooperation received by the independent accountants during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data or information, significant disagreements with management and management's response, if any.

  13.
  To interact with the Corporation's independent accountants, including reviewing and, where necessary, resolving disagreements that have arisen between management and the independent accountants regarding financial reporting.

  Financial Statements and Disclosure Matters

  14.
  To review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K.

  15.
  To review and discuss with management and the independent accountants the Corporation's quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent accountants' reviews of the quarterly financial statements.

  16.
  To meet with the Corporation's independent accountants at least four times during each fiscal year, including private meetings, and review written materials prepared by the independent accountants, as appropriate.

  (a)
  to review the arrangements for and the scope of the annual audit and any special audits or other special permissible services;

  (b)
  to review the Corporation's financial statements and to discuss any matters of concern arising in connection with audits of such financial statements, including any adjustments to such statements recommended by the independent accountants or any other results of the audits;

    (c)
    to consider and review, as appropriate and in consultation with the independent accountants, the appropriateness and adequacy of the Corporation's financial and accounting policies, procedures and internal accounting controls and, as appropriate, the internal controls of key service providers, and to review management's responses to the independent accountants' comments relating to those policies, procedures and controls, and to any special steps adopted in light of material control deficiencies;

    (d)
    to review with the independent accountants their opinions as to the fairness of the financial statements;

    (e)
    to review and discuss quarterly reports from the independent accountants relating to:

    (1)
    all critical accounting policies and practices to be used;

    (2)
    all alternative treatment of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and

    (3)
    other material written communications between the independent accountants and management, such as any management letter issued or, to the extent practicable, proposed to be issued by the independent accountants and management's response, if any, to such letter, or schedule of unadjusted differences.

  Compliance Oversight

  17.
  To obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

  18.
  To investigate, when the Audit Committee deems it necessary, improprieties or suspected improprieties in Corporation operations.

  19.
  To establish and maintain procedures for the following, including considering exceptions to and responding to alleged violations of such procedures as the Audit Committee shall consider appropriate:

  (a)
  the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

  (b)
  the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

  20.
  To discuss with management, the independent accountants, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

  21.
  To discuss with the Corporation's counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  Oversight of Corporation's Internal Audit Function

  22.
  To recommend to the Board of Directors the appointment of the Corporation's principal accounting officer and principal financial officer.

  23.
  To review the results of management's efforts to monitor compliance with the Corporation's programs and policies designed to ensure adherence to applicable laws and rules, including the Corporation's Code of Ethics (the "Code").

  24.
  To consider whether to grant any approvals or waivers sought under the Corporation's Code adopted pursuant to the Sarbanes-Oxley Act.

  25.
  To review any alleged violations under the Corporation's Code and to make any recommendations to the Board of Directors as it deems appropriate.

  26.
  To require the Treasurer or other appropriate officers of the Corporation, internal accounting staff, and individuals with internal audit responsibilities, on such reasonable notice as the Audit Committee may provide, to meet with the Audit Committee for consultation on audit, accounting and related financial matters.

  27.
  To review disclosures made to the Audit Committee by the Corporation's chief executive officer and chief financial officer, or persons performing similar roles, during their certification process for the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls, and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

  28.
  To discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

  29.
  Periodically, to meet in separate session with the independent accountants, internal auditors or other personnel responsible for the internal audit function, as appropriate, and management to discuss any matters the Audit Committee, the independent accountants, the internal auditors or management believe should be discussed privately.

  Oversight of Special Purpose Acquisition Company ("SPAC") Structure

  30.
  To review and discuss with management the Corporation's compliance with the provisions set forth in the Sixth Article of the Corporation's Certificate of Incorporation governing the Corporation's structure as a SPAC and any Agreements (as defined in the Corporation's Certificate of Incorporation) referenced therein (collectively, the "SPAC Provisions").

  31.
  To investigate, when the Audit Committee deems it necessary, deviations or suspected deviations with respect to compliance with the SPAC Provisions, including directing the officers of the Corporation to enforce the SPAC Provisions.

  32.
  To discuss with the Corporation's counsel legal matters that may have a material impact on compliance with the SPAC Provisions.

  33.
  To take all actions as the Audit Committee may deem necessary and appropriate to ensure compliance with the SPAC Provisions.

  Other

  34.
  To report its activities to the Board on a regular basis and to make such recommendations with respect to the matters described above and other matters as the Audit Committee may deem necessary or appropriate.

  Committee Meetings

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly, and is empowered to hold special meetings as circumstances require. The Chairman of the Audit Committee or any two members of the Audit Committee may fix the time and place of the Audit Committee's meetings unless the Board of Directors shall otherwise provide. Members of the Audit Committee may participate in a meeting by telephone or similar communications equipment if all persons participating can hear each other at the same time. Any action required or permitted to be taken at a meeting of the Audit Committee may also be taken without a meeting if all members of the Audit Committee consent thereto in writing. The Audit Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in the Corporation's minute book. The Audit Committee may invite any director who is not a member of the Audit Committee, management, counsel, representatives of service providers or other persons to attend meetings and provide information as the Audit Committee, in its sole discretion, considers appropriate.

        One third, but not less than two, of the members of the Audit Committee shall be present at any meeting of the Audit Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, so long as such appointee is an Independent Board Member.

Approved:                        , 2005

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  Exhibit 99.1
TREEHOUSE PARTNERS CORPORATION (THE "CORPORATION") AUDIT COMMITTEE CHARTER